REID & PRIEST LLP
                                    40 West 57th Street
                                 New York, NY  10019-4097
                                  Telephone 212 603-2000
                                     Fax 212 603-2001

                                                             (212) 603-2275


                                                New York, New York
                                                June 10, 1997


             Medley Credit Acceptance Corp.
             10910 N.W. South River Drive
             Miami, Florida 33178

                       Re:  Medley Credit Acceptance Corp.
                            Registration Statement on Form SB-2;
                            Registration No. 333-24937
                            ------------------------------------

          Gentlemen:

                    As counsel for Medley Credit Acceptance Corp., a
          Delaware corporation (the "Company"), we have been requested to furnish our opinion as to the matters hereinafter set forth relating to the proposed offering to the public by the Company pursuant to the registration statement of the Company on Form SB-2, Registration No. 333-24937, as amended (collectively, the "Registration Statement") of a minimum of 1,200,000 shares of common stock, $.01 par value per share, of the Company (the
          "Common Stock") (of which 1,000,000 shares are being offered by the Company and 200,000 shares are being offered by Medley Group, Inc., a Delaware corporation and the Company's parent ("Group") and redeemable warrants to purchase a minimum of 1,200,000 shares of Common Stock (the "Warrants"), and a maximum of 1,600,000 shares of Common Stock (of which 1,400,000 shares are being offered by the Company and 200,000 shares are being offered by Group) and Warrants to purchase 1,600,000 shares of Common Stock, at an offering price of $5.50 per share of Common Stock and $0.15 per Warrant (the "Offering").

                    In connection therewith, we have examined, among other things, the Amended and Restated Certificate of Incorporation and By-Laws of the Company, the underwriting agreement to be entered into between the Company and PCM Securities Limited, L.P., the underwriter of the Offering (the "Underwriter") in the form filed as Exhibit 1.1 to the Registration Statement (the "Underwriting Agreement"), and the Warrant Agency Agreement to be entered into between the Company and American Stock Transfer & Trust Company in the form filed as Exhibit 4.3 to the Registration Statement
          (the "Warrant Agency Agreement"). We have also reviewed the various proceedings taken by the Company in connection with the filing of the Registration Statement and the proposed issuance and sale, pursuant to the Registration Statement, of the Common Stock and Warrants. In addition, we have examined such other agreements, documents, certificates and instruments, and made such further investigations as we have deemed necessary as a basis for the opinions set further below. In our examinations of all such agreements, documents, certificates and instruments, we have assumed the genuineness of all signatures and the authenticity of all agreements, documents, signatures and instruments submitted to us as originals and the conformity with the originals of all agreements, instruments, documents and certificates submitted to us as copies.

                    Based upon the foregoing, and having regard for such legal considerations as we deem relevant, we are of the opinion that:

                    1. The Company is a corporation duly incorporated and existing in good standing under the laws of the State of Delaware.

                    2. The shares of Common Stock being issued and sold to the Underwriter by the Company and Group pursuant to the Underwriting Agreement have been duly authorized and, when issued and delivered upon payment therefor in accordance with the terms and conditions of the Underwriting Agreement, will be validly issued, fully paid and non-assessable.

                    3. The shares of Common Stock issuable upon exercise of the Warrants have been duly authorized and reserved for issuance and, when issued and delivered upon payment therefor in accordance with the terms and conditions of the Warrant Agency Agreement, will be validly issued, fully paid and non-assessable.

                    4. The Warrants, when issued and delivered in accordance with the terms and conditions of the Underwriting Agreement and the Warrant Agency Agreement, will be valid obligations of the Company.

                    We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to us contained therein under the heading "Legal Matters." In giving the foregoing consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder. David R. Hardy, Esq., a partner of this firm, is the beneficial owner of 34,095 shares of common stock of Group, 40,000 shares of preferred stock of Group and warrants to purchase up to an additional 10,000 shares of common stock of Group.

                                        Very truly yours,

                                        /s/ Reid & Priest LLP

                                        REID & PRIEST LLP